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                                                                      Exhibit 11
                                                                              --

                             MEASUREX CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
                       Fiscal years 1994, 1993 and 1992
                 (Amounts in thousands except per share data)

                                                                       1994      1993       1992
                                                                      -------   -------   --------
PRIMARY:
 Average shares outstanding                                            17,953    17,913     18,111
 Net effect of dilutive stock options and
   warrants based on treasury stock
   method using average market price                                      236       138        185
                                                                      -------   -------    -------
 Average common and common
   equivalent shares outstanding                                       18,189    18,051     18,296
                                                                      -------   -------    -------

   Income before extraordinary credit and
     cumulative effect of accounting change                           $ 5,583   $ 8,215    $   714
                                                                      -------   -------    -------
   Income before cumulative effect of
     accounting change                                                $ 5,583   $ 8,215    $ 1,625
                                                                      -------   -------    -------
   Net income                                                         $ 6,107   $ 8,215    $ 1,625
                                                                      -------   -------    -------

   Income per share before extraordinary credit
     and cumulative effect of accounting change                       $  0.31   $  0.46    $  0.04
                                                                      -------   -------    -------
   Income per share before cumulative effect of
     accounting change                                                $  0.31   $  0.46    $  0.09
                                                                      -------   -------    -------
   Net income per share                                               $  0.34   $  0.46    $  0.09
                                                                      -------   -------    -------

FULLY DILUTED:

 Average shares outstanding                                            17,953    17,913     18,111
 Net effect of dilutive stock options and
   warrants based on treasury stock
   method using quarter-end market
   price or average market price when
   greater than quarter-end market price                                  270       184        236
                                                                      -------   -------    -------
 Average common and common
   equivalent shares outstanding                                       18,223    18,097     18,347
                                                                      -------   -------    -------

   Income before extraordinary credit and
     cumulative effect of accounting change                           $ 5,583   $ 8,215    $   714
                                                                      -------   -------    -------
   Income before cumulative effect of
     accounting change                                                $ 5,583   $ 8,215    $ 1,625
                                                                      -------   -------    -------
   Net income                                                         $ 6,107   $ 8,215    $ 1,625
                                                                      -------   -------    -------

   Income per share before extraordinary credit
     and cumulative effect of accounting change                       $  0.31   $  0.45    $  0.04
                                                                      -------   -------    -------
   Income per share before cumulative effect of
     accounting change                                                $  0.31   $  0.45    $  0.09
                                                                      -------   -------    -------
   Net income per share                                               $  0.34   $  0.45    $  0.09
                                                                      -------   -------    -------

Note A: Fully diluted earnings per share have been calculated in accordance with Accounting Principles Board

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